UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 04, 2004

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21898	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1118 East Green Street	91106
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 792-5549

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On June 4, 2004, Arrowhead Research executed a Stock Purchase Agreement (“Agreement”) with Insert Therapeutics, Inc., a Pasadena-based company focused on designing, developing and commercializing delivery-enhanced therapeutics using its patented class of polymeric delivery systems, thereby completing the Company’s majority interest acquisition of Insert.

The Company purchased 24,496,553 shares of voting, Series B Preferred Stock, representing approximately 64% of the voting securities of Insert Therapeutics, Inc., a Delaware corporation, from Insert for $5,000,000, with $1,000,000 paid on the closing date of June 4, 2004, and an additional $1,000,000 due on December 1, 2004. The remaining $3,000,000 is payable upon the attainment of certain milestones in the further development of Insert’s business. The terms and provisions for the payment of the $4,000,000 not yet paid by the Company as consideration for its stock purchase are included in an Agreement to Provide Additional Capital, also executed on June 4, 2004.

An option pool has been established pursuant to which options to purchase additional shares of common stock may be granted by the Board of Directors to employees and officers of, and consultants to, Insert Therapeutics. In the event that all of these options were granted and exercised, the ownership of Arrowhead Research in Insert Therapeutics would be reduced, but not below 50% of the then outstanding voting securities. The Agreement provides that the Series B Preferred stockholders designate two of the three members of the Board of Directors of Insert Therapeutics. The Board will initially consist of: R. Bruce Stewart, President, and Chairman of the Board of Arrowhead Research; Edward Frykman, also a Director of Arrowhead Research; and Dr. Mark Davis, Chief Scientific Officer of Insert Therapeutics.

Under the direction of Dr. Davis, a professor of chemical engineering at Caltech, Insert Therapeutics is currently expanding and leveraging its platform technology, Cyclosert™, through an internal small-molecule drug development program, a gene-therapy collaboration with San Diego-based Canji, Inc. (a subsidiary of Schering-Plough), and grants in both areas from the National Cancer Institute. Insert has designed a novel class of nanoscale cyclodextrin polymers that incorporate optimal properties for intracellular systemic delivery of a broad range of therapeutics. These polymers can be designed to fit the size of the molecule or drug to be delivered. Cyclosert’s linear cyclodextrin-containing polymers can be designed to be neutral, positively charged or negatively charged. This feature is unique to Cyclosert technology and provides great flexibility for formulation and delivery. Cyclosert polymers have been synthesized at molecular weights ranging up to 150 kD, allowing for systemic drug delivery with the potential to slow renal clearance, enhance circulation time and improve passive accumulation of active drug at the target tissue. As of June 4, 2004, Insert employed four full-time employees and continues to engage two consultants or independent contractors on a regular basis.

Item 7. Financial Statements and Exhibits.

(a) Financial statements

The financial statements required to be filed by this item, if any, will be filed by an amendment to this Current Report on Form 8-K to be filed within 60 days.

(b) Pro forma financial information

The pro forma financial information required to be filed by this item, if any, will be filed by an amendment to this Current Report on Form 8-K to be filed within 60 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2004

ARROWHEAD RESEARCH CORPORATION

By:	/s/ R. BRUCE STEWART

R. Bruce Stewart, President